Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jingrui Wang Pu Holdings Group Ltd.

We hereby consent to the incorporation by reference of our report, dated August 15, 2025, in Amendment No. 2 to the Registration Statement on Form F-1/A (No. 333-285871), relating to the consolidated financial statements of Jingrui Wang Pu Holdings Group Ltd.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Los Angeles, California

August 15, 2025